EXHIBIT 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Third Amendment”) is made and entered into effective as of the 31st day of October, 2012, by and between Arris Group, Inc., a Delaware corporation (“Company”), and Lawrence Margolis (“Executive”).

WHEREAS, the parties hereto entered into that certain Amended and Restated Employment Agreement dated as of April 29, 1999, which was amended subsequently by the First Amendment to Amended and Restated Employment Agreement dated as of December 7, 2006 and the Second Amendment to Amended and Restated Employment Agreement dated as of November 26, 2008 (collectively the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW, THEREFORE, for and in consideration of Executive’s continued employment with Company and the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive hereby agree as follows:

1.    Capitalized terms that are used but not defined in this Third Amendment shall have the meaning specified in the Agreement.

2.    Section 1 of the Agreement is amended in its entirety to read as follows:

1.    EMPLOYMENT AND TERM. Company will employ Executive and Executive will work for Company in the Atlanta area as Executive Vice President until this Agreement is terminated as provided in Section 5 (the “Termination Date”). As Executive Vice President, Executive will perform on a full-time basis the normal services of a senior executive officer, including without limitation, the supervision of Company’s financial, accounting, legal and administrative functions.

3.    Except as amended hereby, the Agreement shall remain in full force and effect.

4.    The provisions of Sections 10 through 13 of the Agreement shall apply to this Third Amendment as if set forth in their entirety herein.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day first above written.

COMPANY Arris Group, Inc.

By:	/s/ RJ Stanzione
Name:	Robert J. Stanzione
Title:	CEO and Chairman

EXECUTIVE

/s/ Lawrence Margolis
Lawrence Margolis